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                                                                    EXHIBIT 4.76

                                                                  CONFORMED COPY

[CLIFFORD CHANCE LOGO]

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                  UNDERTAKING FOR THE CREATION OF A PLEDGE OVER
                        CLAIMS OF MARCONI HOLDING S.P.A.

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                                     INDICE

ARTICOLO                                                                                                 PAGINA
1.     Recitals And Definitions.......................................................................      6

2.     Creation Of A Pledge Over Claims...............................................................      8

3.     Secured Obligations............................................................................      9

4.     Validity Of The Security.......................................................................     10

5.     Collection Of The Claims To Be Pledged.........................................................     10

6.     Assignment, Transfer Or Amendments.............................................................     11

7.     Pledgor's Undertakings.........................................................................     12

8.     Enforcement Of The Pledge......................................................................     13

9.     Security Trustee...............................................................................     13

10.    Release Of The Pledge..........................................................................     13

11.    Notification Of Counterparties.................................................................     14

12.    Election Of Domicile And Notice................................................................     14

13.    Miscellaneous..................................................................................     15

14.    Governing Law And Jurisdiction.................................................................     15

15.    Expenses, Cost And Taxes.......................................................................     16

Schedule A1...........................................................................................     18

Schedule A2...........................................................................................     21

Schedule B............................................................................................     24

Schedule C............................................................................................     25

Schedule D............................................................................................     30

Schedule E............................................................................................     31

Schedule F............................................................................................     33
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                UNDERTAKING TO CONSTITUTE OF A PLEDGE OVER CLAIMS

By this Agreement,

                                     BETWEEN

(1)      Marconi Holdings S.p.A. (the "PLEDGOR"), a company incorporated in
         Italy, with registered office at Genova, via Ambrogio Negrone, 1, with share capital equal to (euro)26,248,560.00, registered under No./Tax
         Code 00891140154 of the Companies' Register of Genova, represented, severally, by Mary Angela Skelly, born in London, UK, on 11 January
         1961; Kevin David Smith, born in Birmingham, UK, on 13 July 1962; Craig
         George Donaldson, born in Dunfermline, Scotland, on 30 July 1969;
         Thomas Charles Ryley Shepherd, born in Hereford, UK, on 8 August 1967;
         William Edwin Johnson, born in Poole, UK, on 31 July 1969; Christopher
         Charles Holden, born in Leeds, UK, on 12 November 1948, duly authorised by virtue of a power of attorney executed on 15 May 2003

                                       AND

(2) The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE"), a company incorporated in England and Wales, with registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, with share capital equal to L5,000,000, registered under No. 01675231 of the Companies' Register of England and Wales, Tax code 374/1167019320/A, which participates in the execution of this Agreement on its own behalf as Secured Creditor and also as common representative (mandatario con rappresentanza) in the name and on behalf of the other Secured
         Creditors (as defined below) pursuant to the power conferred on it under Clause 6.5 (Declaration of Trust and Appointment as Administrator
         (Italy)) of the Security Trust and Intercreditor Deed (as defined below), represented by Richard David Rance, born in Amersham on 30
         September 1955, duly authorised by virtue of a resolution of the board of directors of the Security Trustee dated 30 August 2002;

                                     WHEREAS

(A) Law Debenture Trust Company of New York, as "Senior Note Trustee" and, among others, Marconi Corporation plc as "Issuer", executed on or about
         19 May 2003 an indenture denominated "Senior Note Indenture" (this indenture, as from time to time amended, will be referred to below as the "SENIOR NOTE INDENTURE"), under which Marconi Corporation plc issued or will issue euro or US dollar 717,139,584 notes (these notes will be referred to below as the "SENIOR NOTES"). Schedule A1 to this Agreement contains a table summarising the main financial terms of the Senior Note Indenture.

(B)      JPMorgan Chase Bank, as "Junior Note Trustee" and, among others,
         Marconi Corporation plc as "Issuer" executed on or about 19 May 2003 an indenture denominated "Junior Note Indenture" (this indenture, as from time to time amended, will be referred to below as the "JUNIOR NOTE
         INDENTURE"), under which Marconi Corporation plc issued or will issue
         US dollar 486,881,472 notes (these notes will be referred to below as the "JUNIOR NOTES"). Schedule A2 to this Agreement contains a table summarising the main financial terms of the Junior Note Indenture.

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(C)      HSBC Bank plc. as "Agent" and "Security Trustee" and certain financial institutions as "Banks" have made available to Marconi Bonding Limited as "Applicant" a committed multicurrency revolving facility for the issue of bonds in an aggregate amount equal to L50,000,000 pursuant to a facility agreement executed on 27 March 2003 (the "NEW
         BONDING FACILITY AGREEMENT") between HSBC Bank p.l.c., the financial institutions defined in that agreement as "Banks" and as "Issuing
         Banks" (together the "BONDING FINANCE PARTIES"), Marconi Bonding
         Limited as "Applicant", Marconi Corporation plc. as "Company" and
         certain other companies of the Marconi Group (as defined below) as
         "Indemnifying Companies" (together the "BONDING OBLIGORS").

(D) The New Bonding Facility Agreement has been made available for the purpose of supporting the obligations owed by the Bonding Obligors to third parties where such obligations are incurred in the ordinary course of the Marconi Group's trade or business but not for the purpose of supporting any obligation of the members of the Marconi Group under the Indentures (as defined below).

(E) Under the New Bonding Facility Agreement, the Pledgor undertakes to indemnify the relevant Issuing Bank (as defined therein) against any cost, loss or liability incurred by that Issuing Bank in acting as the Issuing Bank under any Bond (as defined in the New Bonding Facility
         Agreement) granted in favour of the Pledgor.

(F)      Schedule B, Part I, to this Agreement contains the list of the New
         Bonding Facility Banks and the New Bonding Facility Agent to the New
         Bonding Facility Agreement. Schedule B, Part II, to this Agreement contains a table summarising the main financial terms of the New
         Bonding Facility Agreement.

(G) The Notes (as defined below) have been issued under the terms of the Indentures, as described in Schedules A1 and A2, and the New Bonding
         Facility Agreement has been granted subject to, among other things, the granting of the pledge over claims under this Agreement.

(H) Each of the companies listed under Schedule C, Part I, of this Agreement as "Guarantors" (and among them the Pledgor) have guaranteed, by executing on or about 19 May 2003 a guarantee denominated the Senior
         Note Guarantee (the "SENIOR GUARANTEE") the obligations of the Issuer under the Senior Note Indenture and the Senior Notes.

(I) Each of the companies listed under Schedule C, Part I, of this Agreement as "Guarantors" (and among them the Pledgor) have guaranteed by executing on or about 19 May 2003 a guarantee denominated the Junior
         Note Guarantee (the "JUNIOR GUARANTEE") the obligations of the Issuer under the Junior Note Indenture and the Junior Notes.

(J) Each of the companies listed under Schedule C, Part II, of this Agreement as "Guarantors" (and among them the Pledgor) have guaranteed by executing on or about 19 May 2003 a guarantee denominated the Composite Guarantee (the "COMPOSITE GUARANTEE" and, together with the
         Senior Guarantee and the Junior Guarantee, collectively the "GUARANTEES"), among other things, certain obligations under the New

                                     - 4 -

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         Bonding Facility Agreement, the Security Trust and Intercreditor Deed,
         as defined below, and any Security Documents.

(K) The aggregate of the obligations of the Pledgor as guarantor under the Guarantees are limited under the Security Trust and Intercreditor Deed to the higher of:

         (1) an amount corresponding to the Net Worth (as defined below) of the Pledgor, as resulting from its last approved financial statements at the time it executes or accedes to the Guarantees; and

         (2) an amount corresponding to the Net Worth (as defined below) of the Pledgor, as resulting from its most recent approved financial statements at that time the Gurantees are enforced.

         "NET WORTH" means, for the purposes of this clause, the total value of the "Patrimonio Netto" of the Pledgor pursuant to the definition of
         Article 2424 of the Italian Civil Code.

(L)      Marconi Corporation plc and, among others, The Law Debenture Trust
         Corporation plc, executed on or about 19 May 2003 an agreement denominated "Escrow Agreement", under which Marconi Corporation plc has established certain escrow accounts which HSBC Bank plc as "Escrow
         Bank" for the deposit of certain amounts in order to fund the mandatory redemption of some or all of the Notes (as defined below) and to satisfy certain obligations on the Existing Performance Bond as defined in the Escrow Agreement

(M)      The Law Debenture Trust Corporation p.l.c. as "Security Trustee", Law
         Debenture Trust Company of New York as "Senior Note Trustee", JPMorgan
         Chase Bank as "Junior Note Trustee", Marconi Corporation plc. as
         "Issuer" and, among others, the Pledgor as "Guarantor", executed on or about 19 May 2003 a security trust and intercreditor deed to regulate, among other things, the ranking of secured liabilities, the powers of the Security Trustee, and the enforcement of the security interests
         (the "SECURITY TRUST AND INTERCREDITOR DEED").

(N)      The Security Trust and Intercreditor Deed, the New Bonding Facility
         Agreement, and the Guarantees will be referred to below as the "SECURED
         CONTRACTS".

(O) The Pledgor operates as a holding company in the Marconi Group; in particular, the Pledgor coordinates (by selling and acquiring interests therein "SALE AND PURCHASE OF INTERESTS") and finances (by extending intercompany loans the "INTERCOMPANY LOANS") the Marconi companies in which it participates. The Pledgor further sells or purchases intellectual property rights "SALE AND PURCHASE OF IP RIGHTS".

(P) In relation to the above, the Pledgor intends to undertake to grant in pledge, in accordance with the terms and conditions described below all future claims arising from the Intercompany Loans, the Sale and Purchase of Interests as well as from the Sale and Purchase of IP
         Rights.

THIS BEING AGREED, it is hereby agreed as follows:

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1.       RECITALS AND DEFINITIONS

1.1 The Recitals and Schedules are an integral and substantial part of this Agreement.

1.2 The terms defined in the Security Trust and Intercreditor Deed have the same meaning where used capitalised in this Agreement, unless otherwise agreed or specified or the context otherwise requires.

1.3 Headings in this Agreement are for ease of reference only and do not affect its interpretation.

1.4 Unless the context requires otherwise, every reference in this Agreement to an Article, Paragraph pr Schedule will refer to an article, paragraph or schedule to or of this Agreement.

1.5 Notwithstanding any provision to the contrary contained herein, the parties agree that this Agreement is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail, subject however to the application of the mandatory provisions of Italian law.

1.6 The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

1.7      In this Agreements the term:

         1.7.1 "BONDING FACILITY ENFORCEMENT EVENT" shall mean the occurrence of both of the following circumstances:

                  (a) an acceleration of any Secured Obligations arising under the New Bonding Facility Agreement or any declaration that any Secured Obligations arising under the New Bonding Facility Agreement are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the New Bonding
                           Facility Agreement) or any failure by any Obligor to pay any principal amount in respect of any Secured
                           Obligations arising under the New Bonding Facility
                           Agreement whether on maturity or otherwise; and

                  (b) the Security Trustee, in accordance with the terms of the Security Trust and Intercreditor Deed having taken any step or steps to enforce this Agreement following the occurrence of an Enforcement Event;

         1.7.2 "BUSINESS DAY" means a day (other than Saturday or Sunday) on which commercial banks are open for general business in London, New York and Milan;

         1.7.3 "COUNTERPARTY" means any debtor of the Pledgor in relation to claims related to (i) the Purchase and Sale of Interests and
                  (ii) the Intercompany Loans, as well as from the Sale and Purchase of IP Rights;

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         1.7.4    "ENFORCEMENT EVENT" means the acceleration of any Secured
                  Obligations (other than Secured Obligations arising under the
                  New Bonding Facility Agreement) or any declaration that any
                  Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming
                  unlawful for a Secured Creditor to perform its obligations under the Secured Contracts) or any failure by any Obligor to pay any principal amount in respect of any Secured Obligations
                  (other than Secured Obligations arising under the New Bonding
                  Facility Agreement) whether on maturity or otherwise;

         1.7.5 "EVENT OF DEFAULT" has the meaning given to such term in the Security Trust and Intercreditor Deeed;

         1.7.6 "INSOLVENCY EVENT OF DEFAULT" means any Insolvency Event which is also an Event of Default;

         1.7.7    "INDENTURES" means the Senior Note Indenture and the Junior
                  Note Indenture collectively and "INDENTURE" means either of them;

         1.7.8 "INSOLVENCY EVENT" means any event or circumstance specified as such under the Security Trust and Intercreditor Deed;

         1.7.9 "INTERCOMPANY LOAN" means any current or future loan extended by the Pledgor to companies of the Marconi Group;

         1.7.10 "ITALIAN CIVIL CODE" means the Italian civil code, as approved by Royal Decree no. 262 of 16 March 1942, as subsequently amended and supplemented;

         1.7.11 "MARCONI GROUP" means Marconi Corporation plc and all of its direct or indirect subsidiaries;

         1.7.12   "NOTE TRUSTEES" means the Senior Note Trustee and the Junior
                  Note Trustee collectively, and "Note Trustee" means either of them;

         1.7.13 "NOTES" means the Senior Notes and the Junior Notes, collectively;

         1.7.14 "OBLIGOR" means each of the Issuer and the Guarantors as defined in the Security Trust and Intercreditor Deed;

         1.7.15 "SALE AND PURCHASE OF INTERESTS" has the meaning given to it in Recital O;

         1.7.16 "SALE AND PURCHASE OF IP RIGHTS" has the meaning given to it in Recital O;

         1.7.17 "SECURED CREDITORS" means The Law Debenture Trust Corporation p.l.c. with registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, in its capacity as Security Trustee;
                  any Receiver or Delegate; The Bank of New York with registered office at One Wall Street, New York, New York, 10286, USA, in its capacity as Depositary, as Senior Noteholder (as defined in the Senior Guarantee) (for such time as it is the holder of the Global Senior Notes, as such term is defined in the Senior
                  Note Indenture), as Junior Noteholders (as defined in the
                  Junior Guarantee) (for such time as it is the holder of the Global

                                     - 7 -


                  Junior Notes, as such term is defined in the Junior Note Indenture), as the Paying Agent and as the Registrar; Law Debenture Trust Company of New York with registered office at 767 Third Avenue, 31st Floor, New York, New York, 10017, USA, in its capacity as the Senior Note Trustee (for itself and as trustee for the holders of the Senior Notes); JPMorgan Chase Bank acting through on office at Trinity Tower, 9 Thomas More Street, London E1W 1YT, in its capacity as the Junior Note Trustee (for itself and as trustee for the holders of the Junior Notes); HSBC Bank plc, with registered office at City Corporate Banking Centre, 27-32 Poultry, London EC2P 2BX, England, in its capacity as Escrow Bank; the New Bonding Facility Agent and each of the New Bonding Facility Banks (as defined in the Security Trust and Intercreditor Deed and as set forth in Schedule B Part 1); and their assignees ("cessionari") and/or successors ("successori") whether universal ("a titolo universale") or singular ("a titolo particolare");

         1.7.18   "SECURED OBLIGATIONS" has the meaning specified in Article 3;

         1.7.19 "SECURITY" means any security granted by the Pledgor, as of the date of this Agreement, in favour of the Secured Creditors or some of them in relation to the Secured Contracts; and

         1.7.20 "SECURITY TRUSTEE" means The Law Debenture Trust Corporation p.l.c. (and any entity Delegate pursuant to Clause 16 (Delegation and additional Security Trustee) of the Security Trust and Intercreditor Deed), appointed by the Secured Creditors pursuant to the Security Trust and Intercreditor Deed, to act as common representative ("mandatario con rappresentanza") for the purpose of entering into this Agreement on their behalf and undertaking any other actions and exercising any right, remedy, power and discretion in relation to the creation, perfection, maintenance, enforcement and release of the security created under this Agreement.

2.       CREATION OF A PLEDGE OVER CLAIMS

2.1 The Pledgor undertakes to grant in pledge, jointly and on a pro-indiviso basis in favour of the Secured Creditors, as security for the Secured Obligations (as defined in Article 3 below), in accordance with Paragraph 7.1.3 below future claims arising from:

         (a) any Intercompany Loan, provided that the aggregate of such claims exceeds the amount of L20,000,000 at each time the declaration referred to in Paragraph 7.1.3. is sent;

         (b)      the Sale and Purchase of Interests, as well as from

         (c)      the Sale and Purchase of IP Rights,

         under the terms and conditions set out in Paragraph 7.1.3 and 11 below, jointly and on a pro-indiviso basis in favour of the Secured Creditors as security for the Secured Obligations (as defined in Article 3) including without limitation:

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         2.1.1    all the claims of the Pledgor including any other present or future claims of the Pledgor for reimbursement, restitution, compensation and indemnities arising from the Intercompany Loans and the Sale and Purchase of Interests; and

         2.1.2 any claims present or future of the Pledgor arising out of the guarantees granted in relation to the Intercompany Loans and the Sale and Purchase of Interests;

         2.1.3 any claims present or future of the Pledgor arising out of the Sale and Purchase of IP Rights.

2.2 Any future claims which the Pledgor hereby undertakes to grant in pledge, under this Agreement will be referred to below as the "CLAIMS TO BE PLEDGED".

3.       SECURED OBLIGATIONS

3.1 The pledge which will be created in accordance with this Agreement will jointly secure, for their entire value, and without there being any requirement to previously request payment from, or enforce any other security against (senza beneficio della preventiva escussione) the Pledgor as a guarantor under the Guarantees, all rights and claims, existing and future, of the Secured Creditors vis-a-vis the Pledgor under the Secured Contracts.

3.2      Notwithstanding Paragraph 3.1 above, it is understood that:

         3.2.1 in respect of Secured Obligations owed by the Pledgor in its capacity as guarantor (i.e. as person guaranteeing third parties' obligations or committing itself to perform third parties' obligations or covenanting to pay third parties' obligations) under any and all of the Secured Contracts, the aggregate amount of such Secured Obligations under any and all Security will be subject to the limitation applied to the Guaranteed Obligations in the Security Trust and Intercreditor Deed as indicated in Recital (K) above; and

         3.2.2 in respect of any Secured Obligation owed by the Pledgor other than in its capacity as guarantor (as detailed in Paragraph
                  3.2.1 above), the aggregate amount of such Secured Obligations under any and all Security will not be subject to any limitation.

3.3 It is understood that any parallel debt obligation, covenant to pay obligation or commitment or perform obligation of the Pledgor (including, by the way of example, the obligations under Clauses 3.1, 6.3 and 8.4 of the Security Trust and Intercreditor Deed) are subject to the same limitations indicated in Paragraph 3.2 above in connection with the nature of the obligations they refer to; that is,

         3.3.1 if the parallel debt obligation, covenant to pay obligation or commitment to perform obligation refers to Secured Obligations owed by the Pledgor in his capacity as guarantor as detailed in Paragraph 3.2.1 above, the limitations indicated in Paragraph 3.2.1 shall apply; and

         3.3.2 if the parallel debt obligation, covenant to pay obligation or commitment to perform obligation refers to Secured Obligations owed by the Pledgor other

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                  than in his capacity as guarantor as detailed in Paragraph
                  3.2.1 above, the limitations indicated in Paragraph 3.2.1 shall not apply.

3.4 The pledge which will be created in accordance with this Agreement will also secure, equally ("in pari grado") with the other claims referred to in this Article, any credit of the Secured Creditors vis-a-vis the Pledgor arising under the Secured Contracts as a consequence of the provision of any facilities to be granted by the Secured Creditors in excess of those already provided under the Secured Contracts, or after their maturity as originally provided in the Secured Contracts, or after notice of termination of these contractual relationships.

3.5 The claims which are secured by the pledge created by this Agreement are referred to as the "SECURED OBLIGATIONS".

4.       VALIDITY OF THE SECURITY

4.1 The pledge which will be created in accordance with this Agreement will remain in force in its entirety notwithstanding any partial repayment or satisfaction of the Secured Obligations, until the Secured Obligations are satisfied in full, and, unless previously released pursuant to Article 10, until the relative payments made by the Pledgor, if any, are: (i) not capable of being declared null or voidable, or (ii) no longer subject to being declared unenforceable, ineffective or reduced as a consequence of bankruptcy claw-back ("revocatoria fallimentare") as the relevant hardening periods provided for under Article 65 or 67 of the Italian Bankruptcy Law (R.D., 16 March 1942, No. 267) have expired.

4.2 The pledge which will be created in accordance with this Agreement will be in addition to any other security or guarantee of which the Security Trustee may or will have the benefit now or in the future in respect of all or some of the Secured Obligations.

4.3 The pledge which will be created by this Agreement will remain in full force and effect notwithstanding any subsequent amendments to the Secured Contracts or to the Secured Obligations, including, for example, any extension of the terms of repayment, partial or total assignment or transfer of the Secured Contracts or of the Secured Obligations, or any other amendments to the terms and conditions applicable under the Secured Contracts or under the Secured Obligations.

5.       COLLECTION OF THE CLAIMS TO BE PLEDGED

5.1 The Pledgor must use its best efforts to cause that any amount paid in performance of the Claims to be Pledged by the relevant Counterparties to be paid in favour of the Pledgor to the bank accounts listed in Schedule D, subject to the provisions of the following paragraph.

5.2 The Security Trust may upon the occurrence of an Insolvency Event of Default and shall if so instructed pursuant to the Security Trust and Intercredtitor Deed at any time after the occurrence of any Event of Default which is continuing, demand that any amount payable by any Counterparty to the Pledgor in connection with the Claims to be Pledged shall be paid to the Security Trustee on behalf of the Secured Creditors. To this purpose, the Security Trustee is hereby authorised to communicate to the Counterparties the occurrence of such an event or circumstance and to instruct the Counterparties to pay any amount due from thence onwards with regard to the Claims to be Pledged in accordance with the instructions given by the Security Trustee.

5.3 The Pledgor accepts that the payments of the Claims to be Pledged made by the Counterparties in compliance with the instructions received by the Security Trustee, as provided in Paragraph 5.2 above, release each Counterparty from its obligations vis-a-vis the Pledgor.

5.4 Upon receiving instructions pursuant to the Security Trust and Intercreditor Deed, the Security Trustee will notify the Pledgor of the occurrence of any event or circumstance which constitutes an Event of Default or an Insolvency Event and which gives the Security Trustee the right to receive the payments from any debtor pursuant to Paragraph 5.2 above.

6.       ASSIGNMENT, TRANSFER OR AMENDMENTS

6.1 The Security Trustee may assign and transfer all or any of its rights and obligations under the pledge which will be created in accordance with this Agreement in accordance with the Security Trust and Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Pledgor and this Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

6.2 To the extent permitted under the Security Trust and Intercreditor Deed any assignment or transfer of the Secured Contracts or of the Secured Obligations will be and take effect as an assignment or transfer of the contract ("cessione del contratto") and/or the assignment or transfer of the rights under the contract ("cessione del credito"), as the case may be, without novative effect ("efficacia novativa") on the contract themselves or on the Secured Obligations existing at the time the assignment or transfer is perfected.

6.3 Without prejudice to the paragraphs above and to Article 7 below, the Pledgor confirms and accepts that the pledge which will be created in accordance with this Agreement will remain in full force and effect and will be binding on the Pledgor, its successors and assignees even after any change in all or any of the Secured Contracts or in all or any of the Secured Obligations - to the extent such changes are made in compliance with the provisions of the Secured Contracts (including, without limitation, the extension of the facilities; the postponement of the terms of reimbursement of the outstanding amounts; or the accession to any of the Secured Contracts of any additional obligor), and to this purpose the Pledgor expressly agrees to the continuation of the pledge to be created under this Agreement, in case of changes in all or any of the Secured Contracts or in all or any of the Secured Obligations (including by way of novation of all or any of the Secured Contracts under English law).

6.4 After the notification to the Counterparties provided in Article 12 of this Agreement, the Pledgor authorises the Security Trustee to notify each of the Counterparties of the Claims to be Pledged of the transfer of the rights of the Secured Creditors in relation to any of the Secured Contracts, and consequently, of the security rights related to such claims.

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

6.5 Any reasonable and documented cost incurred as a result of transfer or assignments of the rights arising under this Article 6, are for the account of the Pledgor.

7.       PLEDGOR'S UNDERTAKINGS

7.1      The Pledgor must:

         7.1.1 procure that all Counterparties make their payments with regard to the Claims to be Pledged only and exclusively on the bank accounts listed under the attached Schedule D or, alternatively, if a payment related to the Claims to be Pledged is paid to a bank account other than one of the bank accounts listed in Schedule D, the Pledgor must promptly pay an equal amount to the bank accounts indicated in Schedule D;

         7.1.2 from time to time and at any time, promptly and at its own expense enter into and execute any further documents and deeds and undertake all further actions (including making all fillings and registrations) which are necessary and requested by the Security Trustee in order to create, perfect, protect and maintain the effectiveness of the pledge created in accordance with this Agreement or for the exercise of all rights, powers and remedies of the Security Trustee provided by or pursuant to this Agreement or by law and/or to facilitate the realisation of the Claims to be Pledged. For the avoidance of doubt, the undertaking in this Clause 7.1.2 shall include an undertaking by the Pledgor to enter into and execute any deeds of confirmation under Article 1232 of the Italian Civil Code which may be requested by the Security Trustee upon a change in all of the Secured Contracts or a change in all of the Secured Obligations;

         7.1.3 send to the Security Trustee, within 10 (ten) Business Days from (i) the execution of any Intercompany Loan (provided that the aggregate amount of the loans extended under the Intercompany Loans existing at that time exceeds
                  L20,000,000) (ii) the execution of any Sale and Purchase of Interests, (iii) the execution of any Sale and Purchase of IP Rights, by an instrument bearing a data certain ("data certa"), a declaration in the form set out in Schedule E of this Agreement. Attached to the declaration the Pledgor must also send:

                  (a) a list of all the Intercompany Loans, Sales and Purchases of Interests and Sale and Purchase of IP Rights indicating the name of each Counterparty, their legal seats and the amounts due;

                  (b) copies of the documentary evidence of the claims under paragraph 7.1.3 (a) above;

         7.1.4 except as not expressly prohibited under the terms of the Indentures, not:

                  (a) create or permit to arise any mortgage, charge or lien or other security interest on the Claims to be Pledged or any interest in or part of the Claims to be Pledged; or

                  (b) sell or attempt to sell or otherwise dispose of the Claims to be Pledged or any interest in or part of the Claims to be Pledged.

7.2 The costs arising as a result of the above-mentioned obligations will be borne by the Pledgor.

8.       ENFORCEMENT OF THE PLEDGE

8.1 The Pledgor accepts that at any time after the occurrence of an Enforcement Event or of a Bonding Facility Enforcement Event and the Security Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed giving notice to the Issuer thereof, the Security Trustee is authorised, in its absolute discretion, upon the terms and conditions set out under Article 10 ("Action and Enforcement Action") of the Security Trust and Intercreditor Deed, to have the Claims to be Pledged sold or assigned in payment, including through an authorised third party, pursuant to the last paragraph of Article 2797 of the Italian Civil Code and/or to
         Article 553 of the Italian Code of Civil Procedure. The Pledgor must be notified of the terms and conditions of such transfer or sale.

8.2 The above is without prejudice to any other form of enforcement of the pledge or transfer of the credits as provided for by law, including, without limitation, the possibility to offset the Secured Obligations which have become due against the proceeds of the Claims to be Pledged (due and payable) which are directly collected by the Security Trustee under Paragraph 5.2 above, pursuant to Article 2803 of the Italian Civil Code.

8.3 For the purpose of the above the Pledgor accepts that the Security Trustee may represent each of the Secured Creditors with respect to any formalities relating to the enforcement of the pledge and transfer of the Claims to be Pledged.

8.4 The Pledgor shall provide the Security Trustee, when the Security Trustee is authorised upon the terms and conditions set out under Clause 10 ("Enforcement Action") of the Security Trust and Intercreditor Deed to enforce the pledge, with all the evidentiary documentation relating to the Claims to be Pledged which is instrumental to enforce the pledge created by this Agreement.

9.       SECURITY TRUSTEE

         The Pledgor acknowledges that The Law Debenture Trust Corporation p.l.c., as Security Trustee, is appointed as "mandatario con rappresentanza" under Clause 6.5 (Declaration of Trust and Appointment as Administrator (Italy)) of the Security Trust and Intercreditor Deed.

10.      RELEASE OF THE PLEDGE

10.1 Upon full and complete satisfaction of the Secured Obligations, upon expiry of any hardening period which may be applicable to the relevant payments (as provided above under Paragraph 4.1), or if previously, at the occurrence of the circumstances as specified in Clause 5.3 (Release of Transaction Security on Discharge of Secured Obligations) and 5.4 (Release of Transaction Security in Connection with Permitted Disposals) of the Security Trust and Intercreditor Deed, the pledge to be created by, and the obligations under, this Agreement will cease to be in full force and effect, all of the rights attached to the Claims to be Pledged will return to the Pledgor, and, at the request and cost of the Pledgor, the Security Trustee will (in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees) consent to the release of the pledge to be created under this Agreement and will return all evidentiary documents of the Claims to be Pledged received by the Pledgor, provided that at the occurrence of the circumstances specified in Clause 5.4 (Release of Transaction Security in Connection with Permitted Disposal) of the Security Trust and Intercreditor Deed, the pledge to be created by, and the obligations under, this Agreement will cease to be in full force and effect only in respect of the Claims to be Pledged forming part of the Transaction Security (as defined in the Security Trust and Intercreditor Deed) so released pursuant to that clause and the Security Trustee's consent to the release of the pledge to be created by the Agreement will be limited to the assets so released.

11.      NOTIFICATION OF COUNTERPARTIES

11.1 Pursuant to and for the purposes of Article 2800 of the Italian Civil Code, the Pledgor shall serve, through a Bailiff of the Court, the parties listed as Counterparties of the Claims to be Pledged under the list delivered pursuant to Paragraph 7.1.3 above, with a notice informing them of the creation of the rights of pledge created by this Agreement, if so requested by the Security Trustee. The Security Trustee may make such request upon the occurrence of an Insolvency Event of Default (or of an Enforcement Event which is continuing) and shall make such request if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing. Such notice shall be substantially in the same form as set out in the attached Schedule F, and shall contain instructions for the Counterparties to make payments relative to the Claims to be Pledged to the Security Trustee on behalf of the Secured Creditors. The Pledgor shall have to be previously notified of the occurrence of an Insolvency Event of Default by the Security Trustee. The Pledgor must promptly provide the Security Trustee with the service reports ("relate di notifica") referring to the above mentioned notices.

11.2 The Security Trustee, should the Pledgor not comply with his obligations under Paragraph 11.1 above, has the right to serve all or some of the Counterparties, with a notice informing them of the creation of the rights of pledge created by this Agreement, substantially in the same form as set out in the attached Schedule F.

12.      ELECTION OF DOMICILE AND NOTICE

12.1 For the purpose of this Agreement and of the security rights arising under this Agreement, the Pledgor elects domicile at the address referred to below. The Pledgor may be sent any communication relating to this Agreement and to the pledge rights to be created by this Agreement at the elected domicile, including notice of any legal proceedings and records of any judicial proceedings related to this Agreement and the pledge to be created by this Agreement. Unless otherwise agreed upon, any notice or communication to be sent to any of the parties to this Agreement shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

         If to the PLEDGOR:

         Marconi Holdings S.p.A.
         Via Lodovico Calda 5,
         16153 Genova
         Italy
         Attention: Presidente del Consiglio di Amministrazione
         Telephone: +39/010/6002861
         Fax: +39/010/6002928

         With copy to:

         Mr. Marco Arato
         Bonelli Erede Pappalardo - Studio Legale
         Viale Padre Santo, 5/8
         16122 Genova
         Italy
         Telephone: +39/010/84621
         Fax: +39/010/813849

         If to the SECURITY TRUSTEE:

         Fifth floor
         100 Wood Street
         London EC2V 7EX
         England
         Tel. +44 20 7606 5451
         Fax. +44 20 7696 5261

         To the Attention of: Manager Trust Administration.

13.      MISCELLANEOUS

13.1 No amendment to the provisions of this Agreement, or to the pledge created by this Agreement, and no waiver of the rights arising under this Agreement, will be effective unless the amendment or waiver is in a writing and executed by the Pledgor and by the Security Trustee.

13.2 This Agreement is made in the English language only. However, where an Italian translation of a word or phrase appears in the text of this Agreement, the Italian translation of the word or phrase prevails.

14.      GOVERNING LAW AND JURISDICTION

14.1 This Agreement and the rights arising under the pledge created by this Agreement are governed by Italian law.

14.2 Unless otherwise provided for by mandatory law, the Court of Milan has the exclusive jurisdiction to hear any dispute arising between the parties out of this Agreement and the pledge to be created under this Agreement. Notwithstanding the foregoing, the right of the Secured Creditors to have recourse to any other competent judge pursuant to any applicable provision of the law remains unprejudiced.

15.      EXPENSES, COST AND TAXES

15.1     EXPENSES

The Pledgor shall, from time to time and promptly on demand by the Security Trustee, reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Trustee and any Delegate (provided that in relation to Paragraph
15.1.1 of this Article 15, such costs and expenses must be properly incurred) in connection with:

         15.1.1 the execution, release and discharge of this Agreement and the Security created or intended to be created in respect of the Claims to be Pledged and the completion of the transactions and perfection of the Security contemplated in this Agreement or in any such documents or forming part of the Security created or intended to be created in respect of the Claims to be Pledged;

         15.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Agreement;

         15.1.3   the foreclosure of any Claims to be Pledged; and

         15.1.4 the preservation and/or enforcement of the Security created or intended to be created in respect of the Claims to be Pledged,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

15.2     TAXES

         The Pledgor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Claims to be Pledged and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Pledgor or any delay by any Pledgor in paying any such Taxes or fees.

15.3 This Agreement is subject to registration in "caso d'uso", as provided in Law n. 131 of April 26, 1986, as subsequently amended, as it is an agreement executed outside the Republic of Italy.

         London, 19 May 2003

         W. JOHNSON

         MARCONI HOLDINGS S.P.A.

         REPRESENTED BY: WILLIAM E. JOHNSON

         R. D. RANCE

         THE LAW DEBENTURE TRUST CORPORATION p.l.c.

         SECURED CREDITOR AND SECURITY TRUSTEE

         REPRESENTED BY: RICHARD DAVID RANCE

                                   SCHEDULE A1

(Summary of Terms and Conditions of the Senior Note Indenture and the Senior Notes)

ISSUER:               Marconi Corporation plc

CURRENCY:             US Dollars

NOTIONAL AMOUNT:      US $ 717,139,584

ACCRUED INTEREST:     8 per cent. per annum, payable quarterly in arrears

LEGAL MATURITY DATE:  30 April 2008

DEPOSITORY:           The Bank of New York

ISSUE DATE:           19 May 2003

RATING:               pending

GOVERNING LAW: English

                         DESCRIPTION OF THE SENIOR NOTES

Each series of each tranche of the Senior Notes will initially be represented by one or more global notes in bearer form without interest coupons attached (each a "Global Senior Note" and together the "Global Senior Notes"). Title to the Global Senior Notes will pass by delivery. The holder of any certificate representing any series of any tranche of Senior Notes, including any Global Senior Note (the "holder"), is the person that has possession of the certificate, in the case of a bearer certificate, and the person in whose name the certificate is registered, in the case of a certificate in registered form.

The Global Senior Notes will be deposited on issue with The Bank of New York, as depositary (the "Depositary") pursuant to a Deposit Agreement. Under the Deposit Agreement, the Depositary will issue certificateless depositary interests to The Depositary Trust Company ("DTC") and certificated depositary interests (and, together with the certificateless depositary interests, "CDI" or "CDIs") to Euroclear and/or Clearstream, Luxembourg, which together represent a 100 per cent. interest in each underlying Global Senior Note. The CDIs will be registered in the name of Cede & Co., as nominee of DTC (with respect to CDIs issued to DTC) or the nominee of a common depositary for Euroclear and Clearstream, Luxembourg (with respect to CDIs issued to Euroclear and/or Clearstream, Luxembourg). Upon acceptance by DTC, Euroclear and/or Clearstream, Luxembourg of the CDIs for entry into their respective book-entry settlement systems, beneficial interests in the CDIs (the "Book-Entry Interests") will be issued by DTC, Euroclear and/or Clearstream, Luxembourg and traded through their respective book-entry systems.

The Book-Entry Interests will not be held in definitive form. Book-Entry Interests will be held by or through persons that have accounts with DTC, Euroclear and/or Clearstream, Luxembourg (the "direct participants") or persons that hold interests through direct participants (the "indirect participants" and, together with direct participants, "participants").

Ownership of the Book-Entry Interest will be shown on, and the transfer of ownership will be effected only through, records maintained in book-entry from by DTC, Euroclear, Clearstream, Luxembourg and their participants. Book-Entry Interests will be transferable only as units in the same authorized denominations as the Senior Notes of the series to which they correspond. Unless any series of the Senior Notes is exchanged in whole or in part for other securities of the Issuer, or the applicable Global Senior Note is exchanged for the Senior Notes in definitive register form (the "Definitive Registered Notes"), the CDIs representing notes of a series held by DTC, Euroclear and/or Clearstream, Luxembourg may not be transferred except as a whole between DTC, Euroclear and/or Clearstream, Luxembourg, a nominee of DTC, the nominee of a common depositary for Euroclear and Clearstream, or their respective successors.

So long as the Depositary or its nominee is the holder of the Global Senior Note(s) representing the Senior Notes of a series, the Depositary or its nominee will be considered the sole holder of the Global Senior Note(s) for all purposes under the Senior Note Indenture. Except in the limited circumstances when Definitive Registered Notes can be issued, described below, no participant or other person will be entitled to have the Senior Notes registered in its name, receive or be entitled to receive physical delivery of Definitive Registered Notes or be considered the owner or holder of the Senior Notes under the Senior
Note Indenture or the Deposit Agreement. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Depositary and DTC, Euroclear and/or Clearstream, Luxembourg and, if the person is not a direct participant in DTC, Euroclear and/or Clearstream, Luxembourg, such person must rely on the procedure of the direct participant or other securities intermediary through which the person owns its interest, to exercise any rights and obligations of a holder under the Senior Note Indenture, the applicable series of Senior Notes or the Deposit Agreement.

So long as DTC, Euroclear and/or Clearstream, Luxembourg hold the CDIs representing the Senior Notes, the Book-Entry Interests (and corresponding Global Senior Notes) will not be exchangeable for Definitive Registered Notes except if:

         - DTC, Euroclear or Clearstream, Luxembourg notify the Depositary that it is unwilling or unable to continue to hold the CDI or CDIs, or if at any time DTC is unable to or ceases to be a clearing agency registered under the US Exchange Act, and in either case a successor to DTC is not appointed by the Depositary at the written request of the Issuer within 120 days;

         - The Depositary notifies the Issuer and the Senior Note Trustee that it is unwilling or unable to continue to act as Depositary, and the Issuer is unable to appoint a successor depositary within 120 days;

         - Upon request of DTC, Euroclear, Clearstream, Luxembourg the Issuer or the Trustee, in the event that a winding up of the Issuer or an Event of Default under the Senior Note Trustee has occurred and is continuing;

         - Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holiday) or announces an intention permanently to cease business; or

Any Global Senior Note that is exchangeable pursuant to the above shall be exchangeable for Definitive Registered Notes of the same series bearing interest at the same rate, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable, the same Stated Maturity, redemption provisions, Relevant Currency and other terms and of different denominations aggregating a like amount as the Global Senior Note of the series so exchangeable.

                                   SCHEDULE A2

(Summary of Terms and Conditions of the Junior Note Indenture and the Junior Notes)

ISSUER:              Marconi Corporation plc

CURRENCY:            US Dollars

NOTIONAL AMOUNT:     USD $ 486,881,472

ACCRUED INTEREST:    10 per cent. per annum, or 12 per cent. if the Issuer
                     elects to pay interest in the form of PIK notes

LEGAL MATURITY DATE: 31 October 2008

DEPOSITORY:          The Bank of New York

ISSUE DATE:          19 May 2003

RATING:              Pending

GOVERNING LAW: English

                         DESCRIPTION OF THE JUNIOR NOTES

Each series of each tranche of the Junior Notes will initially be represented by one or more global notes in bearer form without interest coupons attached (each a "Global Junior Note" and together the "Global Junior Notes"). Title to the Global Junior Notes will pass by delivery. The holder of any certificate representing any series of any tranche of Junior Notes, including any Global Junior Note (the "holder"), is the person that has possession of the certificate, in the case of a bearer certificate, and the person in whose name the certificate is registered, in the case of a certificate in registered form.

The Global Junior Notes will be deposited on issue with The Bank of New York, as depositary (the "Depositary") pursuant to a Deposit Agreement. Under the Deposit Agreement, the Depositary will issue to The Depositary Trust Company ("DTC") certificateless depositary interests and certificated depositary interests (and, together with the certificateless depositary interests, the "CDI" or "CDIs") to Euroclear and/or Clearstream, Luxembourg CDIs, which together represent a 100 per cent. interest in each underlying Global Junior Note. The CDIs will be registered in the name of Cede & Co., as nominee of DTC (with respect to CDIs issued to DTC) or the nominee of a common depositary for Euroclear and Clearstream, Luxembourg (with respect to CDIs issued to Euroclear and/or Clearstream, Luxembourg). Upon acceptance by DTC, Euroclear and/or Clearstream, Luxembourg of the CDIs for entry into their respective book-entry settlement systems, beneficial interests in the CDIs (the "Book-Entry Interests") will be issued by DTC, Euroclear and/or Clearstream, Luxembourg and traded through their respective book-entry systems.

The Book-Entry Interests will not be held in definitive form. Book-Entry Interests will be held by or through persons that have accounts with DTC, Euroclear and/or Clearstream, Luxembourg (the "direct participants") or persons that hold interests through direct participants (the "indirect participants" and, together with direct participants, "participants").

Ownership of the Book-Entry Interest will be shown on, and the transfer of ownership will be effected only through, records maintained in book-entry from by DTC, Euroclear, Clearstream, Luxembourg and their participants. Book-Entry Interests will be transferable only as units in the same authorized denominations as the Junior Notes of the series to which they correspond. Unless any series of the Junior Notes is exchanged in whole or in part for other securities of the Issuer, or the applicable Global Junior Note is exchanged for the Junior Notes in definitive register form (the "Definitive Registered Notes"), the CDIs representing notes of a series held by DTC, Euroclear and/or Clearstream, Luxembourg may not be transferred except as a whole between DTC, Euroclear and/or Clearstream, Luxembourg, a nominee of DTC, the nominee of a common depositary for Euroclear and Clearstream, or their respective successors.

So long as the Depositary or its nominee is the holder of the Global Junior Note(s) representing the Junior Notes of a series, the Depositary or its nominee will be considered the sole holder of the Global Junior Note(s) for all purposes under the Junior Note Indenture. Except in the limited circumstances when Definitive Registered Notes can be issued, described below, no participant or other person will be entitled to have the Junior Notes registered in its name, receive or be entitled to receive physical delivery of Definitive Registered Notes or be considered the owner or holder of the Junior Notes under the Junior
Note Indenture or the Deposit Agreement. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Depositary and DTC, Euroclear and/or Clearstream, Luxembourg and, if the person is not a direct participant in DTC,. Euroclear and/or Clearstream, Luxembourg, such person must rely on the procedure of the direct participant or other securities intermediary through which the person owns its interest, to exercise any rights and obligations of a holder under the Junior Note Indenture, the applicable series of Junior Notes or the Deposit Agreement.

So long as DTC, Euroclear and/or Clearstream, Luxembourg hold the CDIs representing the Junior Notes, the Book-Entry Interests (and corresponding Global Junior Notes) will not be exchangeable for Definitive Registered Notes except if:

         - DTC, Euroclear or Clearstream, Luxembourg notify the Depositary that it is unwilling or unable to continue to hold the certificateless depositary interest or interests, or if at any time DTC is unable to or ceases to be a clearing agency registered under the US Exchange Act, and in either case a successor to DTC is not appointed by the Depositary at the written request of the Issuer within 120 days;

         - The Depositary notifies the Issuer and the Junior Note Trustee that it is unwilling or unable to continue to act as Depositary, and the Issuer is unable to appoint a successor depositary within 120 days;

         - Upon request of DTC, Euroclear, Clearstream, Luxembourg, the Issuer or the Trustee, in the event that a winding up of the Issuer or an Event of Default under the Junior Note Indenture has occurred and is continuing;

         - Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holiday) or announces an intention permanently to cease business; or

Any Global Junior Note that is exchangeable pursuant to the above shall be exchangeable for Definitive Registered Notes of the same series bearing interest at the same rate, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable, the same Stated Maturity, redemption provisions, Relevant Currency and other terms and of different denominations aggregating a like amount as the Global Junior Note of the series so exchangeable.

                                   SCHEDULE B

                                     PART I

     (List of the New Bonding Facility Banks and New Bonding Facility Agent)

NEW BONDING FACILITY BANKS

HSBC Bank p.l.c., with registered office at 8 Canada Square, London E14 5HQ.

JPMorgan Chase Bank acting through an office at Trinity Tower, 9 Thomas More Street, London E1W 1YT

NEW BONDING FACILITY AGENT

HSBC Bank p.l.c., with registered office at 8 Canada Square, London E14 5HQ.

                                     PART II

    (Summary of terms and conditions of the New Bonding Facility Agreements)

FACILITY: Multicurrency revolving facility

MAXIMUM AGGREGATE PRINCIPAL AMOUNTS:(euro)50,000,000

INTEREST RATE: fronting fee of 0.10% per annum plus bonding fee of 0.50% per annum;

DEFAULT INTEREST: the default interest rate shall be the interest rate equal to the applicable LIBOR plus 2.0% per annum plus 0.50% per annum plus the applicable mandatory cost (if any) for successive interest period;

REPAYMENT: the availability period under the New Bonding Facility Agreement will end on the date which is 18 (eighteen) months after the Effective Date of the Scheme, provided that such availability period may be extended to a date which is up to 30 (thirty) months after the Effective Date of the Scheme, but, in each case, letters of credit which have been made available during such availability period may continue after the availability period has come to the end. When used in this Schedule, the terms "Effective Date" and "Scheme" shall have the meaning given to such terms in the New Bonding Facility Agreement.

                                   SCHEDULE C

                               LIST OF GUARANTORS

PART I

Marconi Communications Inc.

Marconi Networks Worldwide, Inc.

Marconi Communications Technology, Inc.

Marconi Communications Federal, Inc.

Marconi Acquisition Corp.

Marconi Intellectual Property (Ringfence) Inc.

Marconi Communications Limited, a private limited company incorporated under the laws of England and Wales

Marconi Communications Optical Networks Limited

Marconi Communications, S.A. de C.V.

Marconi Communications de Mexico, S.A. de C.V.

Marconi Communications Exportel, S.A. de C.V.

Administrativa Marconi Communications, S.A. de C.V.

Marconi Communications BV

Marconi Communications GmbH, a private company incorporated under the laws of Germany

Metapath Software International Limited

Mobile Systems International Holdings Limited

GPT Special Project Management Limited

Marconi Communications Limited, a private limited company incorporated under the laws of the Republic of Ireland

Marconi Communications International Limited

Marconi Communications China Limited

Marconi Communications International Investments Limited

Marconi Communications International Holdings Limited

Marconi Communications Investments Limited

Marconi Communications Holdings Limited

Marconi (Bruton Street) Limited

Marconi (DGP1) Limited

Marconi (DGP2) Limited

Marconi Bonding Limited

Marconi Optical Components Limited

Associated Electrical Industries Limited

English Electric Company Ltd

Marconi (Elliott Automation) Limited

Elliott-Automation Holdings Limited

Marconi Aerospace Unlimited

Marconi UK Intellectual Property Limited

Marconi (NCP) Limited

Highrose Limited

Marconi Inc.

Marconi Holdings, LLC

Marconi Communications North America Inc.

FS Holdings Corp.

FS Finance Corp.

Marconi Software International, Inc.

Metapath Software International (US), Inc.

Metapath Software International, Inc.

Marconi Intellectual Property (US), Inc.

Regents Place, Inc.

Marconi Communications Holdings GmbH

Marconi Communications GmbH, a private company incorporated under the laws of Switzerland

Marconi Communications Real Estate GmbH

Marconi Holdings S.p.A.

Marconi Communications S.p.A.

Marconi Sud S.p.A.

Marconi Australia Holdings Pty Limited

Marconi Australia Pty Limited

Marconi Communications Asia Limited

G.E.C. (Hong Kong) Limited

Bruton Street Overseas Investments Limited

PART II

Marconi Communications Inc.

Marconi Networks Worldwide, Inc.

Marconi Communications Technology, Inc.

Marconi Communications Federal, Inc.

Marconi Acquisition Corp.

Marconi Intellectual Property (Ringfence) Inc.

Marconi Communications Limited, a private limited company incorporated under the laws of England and Wales

Marconi Communications Optical Networks Limited

Marconi Communications, S.A. de C.V.

Marconi Communications de Mexico, S.A. de C.V.

Marconi Communications Exportel, S.A. de C.V.

Administrativa Marconi Communications, S.A. de C.V.

Marconi Communications BV

Marconi Communications GmbH, a private company incorporated under the laws of Germany

Metapath Software International Limited

Mobile Systems International Holdings Limited

GPT Special Project Management Limited

Marconi Communications Limited, a private limited company incorporated under the laws of the Republic of Ireland

Marconi Communications International Limited

Marconi Communications China Limited

Marconi Communications International Investments Limited

Marconi Communications International Holdings Limited

Marconi Communications Investments Limited

Marconi Communications Holdings Limited

Marconi (Bruton Street) Limited

Marconi (DGP1) Limited

Marconi (DGP2) Limited

Marconi Bonding Limited

Marconi Optical Components Limited

Associated Electrical Industries Limited

English Electric Company Ltd

Marconi (Elliott Automation) Limited

Elliott-Automation Holdings Limited

Marconi Aerospace Unlimited

Marconi UK Intellectual Property Limited

Marconi (NCP) Limited
Highrose Limited

Marconi Inc.

Marconi Holdings, LLC

Marconi Communications North America Inc.

Regents Place Inc.

FS Holdings Corp.

FS Finance Corp.

Marconi Software International, Inc.

Metapath Software International (US), Inc.

Metapath Software International, Inc.

Marconi Intellectual Property (US), Inc.

Regents Place, Inc.

Marconi Communications Holdings GmbH

Marconi Communications GmbH, a private company incorporated under the laws of Switzerland

Marconi Communications Real Estate GmbH

Marconi Holdings S.p.A.

Marconi Communications S.p.A.

Marconi Sud S.p.A.

Marconi Communications Telemulti Ltda

Marconi Australia Holdings Pty Limited

Marconi Australia Pty Limited

Marconi Communications Asia Limited

G.E.C. (Hong Kong) Limited

Bruton Street Overseas Investments Limited

                                   SCHEDULE D

                                   (Accounts)

------------------------------------------------------------------------------------------------------------
DEPOSITORY                 ACCOUNT                                              BALANCE   AS   OF   CURRENCY
BANK NAME                  NUMBER            ADDRESS              ABI/CAB          30/04/2003
------------------------------------------------------------------------------------------------------------
BANCA                      2430702-       via XXV Aprile        03069/01456         5,479.87         EUR
COMMERCIALE                01-55          5r, Genova
ITALIANA
------------------------------------------------------------------------------------------------------------
UNICREDIT                  4953321        via Petrarca 2r,      03226/01400          1,589.68          EUR
BANCA
D'IMPRESA                                 Genova
------------------------------------------------------------------------------------------------------------
BANCA                      370            via Catalani 6r,      01005/01410          1,224.32          EUR
NAZIONALE
DEL LAVORO                                Genova
------------------------------------------------------------------------------------------------------------
BANCA           DI         40051,39       Via Ursone de         03002/01412          2,247.83          EUR
ROMA                                      Sestri 5r, Genova
------------------------------------------------------------------------------------------------------------
SAN PAOLO IMI              114021         Via Fieschi 4,        01025/01400       3,111,710.7          EUR
                                          Genova
------------------------------------------------------------------------------------------------------------
MONTE           DEI        6614/77        Via Travi 23r,        01030/01403        372,024.16          EUR
PASCHI          DI                        Genova
SIENA
------------------------------------------------------------------------------------------------------------
BANCA CARIGE               17154/80       via Sestri 114r,      06175/01421      3,004,705.94          EUR
                                          Genova
------------------------------------------------------------------------------------------------------------

                                   SCHEDULE E

       DECLARATION OF CONSTITUTION IN PLEDGE OF THE CLAIMS ATTACHED HERETO

         TO: The Law Debenture Trust Corporation p.l.c., in its capacity as Security Trustee of the Secured Creditors

                                                                        [ date ]

Dear Sirs,

CREATION OF A PLEDGE OVER THE CLAIMS ACCRUED AT [-] [DAY, MONTH AND YEAR OF THE DECLARATION] PURSUANT TO THE PLEDGE UNDERTAKING EXECUTED ON 19 MAY 2003 BY MARCONI HOLDING S.P.A. AND [THE LAW DEBENTURE TRUST CORPORATION p.l.c.] (THE "PLEDGE UNDERTAKING") IN THE NAME AND ON BEHALF OF THE SECURED CREDITORS

We herewith grant in pledge pursuant to Articles 2787 and 2800 of the Italian Civil Code- the claims arising out of the agreements set out below in favour of the Secured Creditors pursuant to the Pledge Undertaking, by which we undertook to pledge, in order to secure any Secured Obligation as therein defined, all our claims- present or future - including any claim for compensation or indemnification however arising vis-a-vis our counterparties out of the execution of the agreements set out below.

[INTERCOMPANY LOANS]

date of execution: [-]
name and seat of the borrower: [-]
amount of the facility: [-]
date of rapayment: [-]
interest rate: [-]

[SALE AND PURCHASE OF INTERESTS]

date of execution: [-]
name and seat of the purchaser: [-]
consideration: [-]

[SALE AND PURCHASE OF INTELLECTUAL PROPERTY RIGHTS]

date of execution: [-]
name and seat of the purchaser: [-]
consideration: [-]

Kind regards

THE PLEDGOR

   DICHIARAZIONE DI COSTITUZIONE IN PEGNO DEI DIRITTI DI CREDITO ALLEGATI ALLA
                                    PRESENTE

         A: [The Law Debenture Trust Corporation p.l.c.], nella sua qualita di Rappresentante Comune dei Creditori Pignoratizi

                                                                          [Data]

Egregi Signori,

COSTITUZIONE IN PEGNO DEI DIRITTI DI CREDITO MATURATI AL [-] [GIORNO, MESE E ANNO DELLA DICHIARAZIONE] IN FORZA DELLA PROMESSA DI PEGNO SU CREDITI (LA "PROMESSA DI PEGNO") SOTTOSCRITTA IN DATA 19 MAY 2003 DA MARCONI HOLDING S.P.A. E [THE LAW DEBENTURE TRUST CORPORATION p.l.c.] IN NOME E PER CONTO DEI SECURED CREDITORS (COME IVI DEFINITI)

Con la presente costituiamo in pegno - ai sensi e per gli effetti di cui agli artt. 2787 e 2800 del Codice Civile a favore dei Secured Creditors ai sensi della Promessa di Pegno, tutti i nostri diritti di credito - presenti e futuri - inclusi quelli di natura risarcitoria o indennitaria, a qualsiasi titolo nascenti verso nostri debitori in relazione ai contratti indicati qui di seguito, a garanzia delle obbligazioni garantite ("SECURED OBLIGATIONS" come definite ai sensi della Promessa di Pegno).

[FINANZIAMENTI INTRAGRUPPO]

data di sottoscrizione: [-]
nome e sede del debitore: [-]
ammontare del finanziamento: [-]
data di ripagamento: [-]
tasso di interesse: [-]

[COMPRAVENDITA DI PARTECIPAZIONI]

data di sottoscrizione: [-]
nome e sede dell'acquirente: [-]
prezzo: [-]

[COMPRAVEDNITA DI DIRITTI INDUSTRIALI]

data di sottoscrizione: [-]
nome e sede dell'acquirente: [-]
prezzo: [-]

Distinti saluti,

IL COSTITUENTE

                                   SCHEDULE F

                  LETTER OF NOTIFICATION TO THE COUNTERPARTIES
             (pursuant to Paragraph 12.1 of the pledge undertaking)

To: [Debtor of the claims to be pledged]

                                                                          [Date]

Dear Sirs,

CREATION OF A PLEDGE OVER THE CREDITS CLAIMED BY [MARCONI HOLDING S.P.A.] VIS-A-VIS YOUR COMPANY FOR [INTER-COMPANY LOANS/SALE OR PURCHASE OF INTERESTS, SALE OR PURCHASE OF IP RIGHTS] EXECUTED ON [-] BETWEEN [THE DEBTOR] AND MARCONI HOLDING S.PA.

We hereby inform you - pursuant to Article 2800 of the Italian Civil Code - that, by way of a Declaration of Constitution in Pledge delivered on [-] in accordance to an Undertaking for the creation of a Pledge (the "PLEDGE UNDERTAKING") executed on 19 May 2003 by Marconi Holding S.p.A. (the "PLEDGOR") and The Law Debenture Trust Corporation p.l.c. (as "SECURED CREDITOR" and as common representative of the Secured Creditors ), Marconi Holding S.p.A. created a pledge over all its claims - existing, future or possible - including claims for compensation or indemnification, arising for any reason against your company, and your successors, transferees and assignees, whether universal or singular, for the payment, compensation, indemnification, or any other claim deriving from the above referenced [contract(s)/inter-company loans/ sale of IP rights], or any claim related to the performance of such contract(s) (the "CLAIMS TO BE PLEDGED "), jointly for the benefit of the Security Trustee and all the Secured Creditors - and their successors, transferees and assignees, whether universal or singular - as security for the Secured Obligations (as therein defined).

[Pursuant to Articles 2802 and 2803 of the Italian Civil Code, and of Article 12 of the Pledge Undertaking, the payments due to the Pledgor in relation to the Claims to be Pledged shall be made in favour of [The Law Debenture Trust Corporation p.l.c. in its capacity as the Security Trustee] on the following bank accounts:

[-]

Bank account number [-]

Kind Regards,

MARCONI HOLDING S.P.A

                      LETTERA DI NOTIFICA ALLE CONTROPARTI

(ai sensi della clausola 12.1 della scrittura costitutiva del pegno su crediti).

A:       [Debitore dei crediti costituiti in pegno]

                                                                          [Data]

Egregi Signori,

COSTITUZIONE IN PEGNO DEI DIRITTI DI CREDITO VANTATI DA [MARCONI HOLDING S.P.A.] NEI VOSTRI CONFRONTI PER [FINANZIAMENTI INTRAGRUPPO/COMPRAVENDITA DI PARTECIPAZIONE/COMPRAVENDITA DI DIRITTI INDUSTRIALI] ESEGUITI IN DATA [-], TRA [IL DEBITORE] E MARCONI HOLDING S.PA.,

Con la presente Vi notifichiamo - ai sensi e per gli effetti di cui all'articolo 2800 del Codice Civile - che, con dichiarazione costitutiva di pegno sottoscritta in data [-] in adempimento di una promessa per la creazione di un pegno (la "PROMESSA DI PEGNO") sottoscritta in data 19 Maggio 2003 tra Marconi Holding S.p.A. (in seguito il "COSTITUENTE") e The Law Debenture Trust Corporation p.l.c. (nella sua qualita di "SECURED CREDITOR" e di rappresentante comune dei Secured Creditors ), Marconi Holding S.p.A. ha costituito in pegno tutti i propri diritti di credito - presenti, futuri o eventuali - inclusi quelli di natura risarcitoria o indennitaria, a qualsiasi titolo nascenti verso la Vostra societa, nonche nei confronti dei Vostri successori, cessionari ed aventi causa, a titolo universale o particolare, per pagamenti, restituzioni, risarcimenti, indennizzi o altri crediti derivanti [contratti/o di compravendita di partecipazioni, prestiti/o intragruppo, contratti di compravendita di diritti industriali] indicati/o in oggetto, e qualsiasi altro credito relativo all'esecuzione di detti/o contratti/o e/o rapporti (i "CREDITI DA DARE IN PEGNO"), a beneficio del Security Trustee e dei Creditori Pignoratizi - e loro successori, cessionari ed aventi causa, a titolo universale o particolare - a garanzia delle Secured Obligations (come ivi definite).

Ai sensi e per gli effetti di cui gli articoli 2802 e 2803 del Codice Civile e dell'articolo 12 della Promessa di Pegno, i pagamenti a favore del Costituente dovuti in relazione ai Crediti costituiti in Pegno, dovranno essere accreditati a favore di [The Law Debenture Trust Corporation p.l.c.] sul seguente conto corrente:

Conto corrente numero [-] presso la banca [-]

Cordiali saluti,

MARCONI HOLDING S.P.A